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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY








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           Company                   Percent Owned        State of Incorporation
-----------------------------        -------------        ----------------------

        Liberty Bank                     100%                   Federal
              |
 Axia Financial Corporation              100%                  New Jersey
 Axia Financial Services                 100%                  New Jersey